UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2017

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On June 5, 2017, the registrant announced that it has updated its previously-announced outlook for the second quarter of 2017. A copy of the press release issued by the registrant regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On June 3, 2017, the board of directors of the registrant formed a special committee (the “Special Committee”), consisting of three independent and disinterested directors, Dr. Dave Qi, Dr. Zhonghan (John) Deng, and Mr. Dave De Yang, to review and evaluate a previously-announced non-binding proposal (the “Proposal”) that the board of directors of the registrant’s majority-owned subsidiary Changyou.com Limited (NASDAQ: CYOU) (“Changyou”) received on May 22, 2017 from Dr. Charles Zhang, the Chairman and Chief Executive Officer of the registrant and the Chairman of the Board of Changyou, for the acquisition of all outstanding shares in Changyou, including shares represented by American depositary shares, by an acquisition vehicle to be formed by Dr. Zhang.

The Special Committee expects to retain independent financial and legal advisors in due course to assist it in the review and evaluation process.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated June 5, 2017

Safe Harbor Statement

This report may contain forward-looking statements. Statements that are not historical facts, including statements about the registrant’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, instability in global financial and credit markets and its potential impact on the Chinese economy; exchange rate fluctuations, including their potential impact on the Chinese economy and on the registrant’s reported US dollar results; recent slow-downs in the growth of the Chinese economy; the uncertain regulatory landscape in the People’s Republic of China; fluctuations in the registrant’s quarterly operating results; the registrant’s current and projected future losses due to increased spending by the registrant for video content; the possibilities that the registrant will be unable to recoup its investment in video content and that Changyou will be unable to develop a series of successful games for mobile platforms or successfully monetize mobile games it develops or acquires; and the registrant’s reliance on online advertising sales, online games and mobile services for its revenues. Further information regarding these and other risks is included in the registrant’s annual report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.

The registrant also cautions you that the Proposal is non-binding and incomplete, and that neither the Special Committee nor the special committee appointed by Changyou’s board of directors to review and evaluate the Proposal on behalf of Changyou has made any decision with respect to the registrant’s or Changyou’s response to the Proposal. There can be no assurance that any definitive offer relating to the Proposal will be made to Changyou, that any definitive agreement relating to the Proposal will be entered into by Changyou and by the registrant, or that a transaction based on the Proposal or any other similar transaction will be consummated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: June 5, 2017	SOHU.COM INC.

	By:	/s/ Joanna Lv
Joanna Lv Acting Chief Financial Officer